UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                 April 14, 2004


                          INTERPLAY ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                 0-24363                33-0102707
(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)          Identification No.)



         16815 Von Karman Avenue, Irvine, CA                      92606
       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (949) 553-6655

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  99.1 Press Release dated April 14, 2004, Announcing Fourth Quarter and Year-End 2003 Operating Results.

ITEM 9.  REGULATION FD DISCLOSURE.

         As of December 31, 2003, Interplay Entertainment Corp. (the "Company") had a working capital deficit of $14.8 million, and a cash balance of approximately $1.2 million. The Company anticipates that its current cash reserves, plus its expected generation of cash from existing operations will only be sufficient to fund its anticipated expenditures into the second quarter of fiscal 2004. As of April 1, 2004, the Company was three months in arrears on the rent obligations for its corporate lease in Irvine, California. On April 9, 2004, the Company's lessor served it with a Three-Day Notice to Pay Rent or Surrender Possession. If the Company is unable to pay its rent, it may lose its office space, which would interrupt operations and cause substantial harm to business. The Company received notice from the Internal Revenue Service ("IRS") that it owes approximately $70,000 in payroll tax penalties, which the Company has appealed. The Company estimates that it owes an additional $10,000, which it has accrued in penalties for nonpayment of approximately $99,000 in Federal and State payroll taxes, which were due on March 31, 2004 and is still outstanding. There can be no guarantee that the Company will be able to meet all contractual obligations in the near future, including payroll obligations. The Company expects that it will need to substantially reduce its working capital needs and/or raise additional financing. If the Company does not receive sufficient financing it may (i) liquidate assets, (ii) sell the company (iii) seek protection from its creditors, and/or (iv) continue operations, but incur material harm to its business, operations or financial conditions. However, no assurance can be given that alternative sources of funding could be obtained on acceptable terms, or at all. These conditions, combined with the Company's historical operating losses and its deficits in working capital, raise substantial doubt about the Company's ability to continue as a going concern.

         The Company is also providing certain statements regarding its expected future operating results and release of titles for 2004 and beyond on a live public webcast on April 14, 2004 (live and archived webcasts of the presentation will be available in the Investor Relations section of the Company's website at http://www.interplay.com).

         Specifically, the Company will indicate that, assuming its current cash constraints are overcome, it hopes to enter into another profitable year and that there is the potential for increase in revenues, share price, and cashflow in the future. The Company will indicate that it expects that its current product sales will be solid. The Company will also indicate the titles it presently expects to focus on for 2004 and beyond, including DARK ALLIANCE, FALLOUT, EXALTED, KINGPIN and AIRBORNE. The Company will also indicate its distribution decisions going-forward.

         This filing contains forward-looking statements, including statements relating to the company's expectations for future operating income, revenues, share price and cashflow. The forward-looking statements are based on current management expectations, and actual results may differ materially as a result of factors, including the ability of the Company to overcome its current cash constraints and those other factors discussed in our recent SEC filings, including our Form 10-K for the fiscal year ended December 31, 2003. The Company undertakes no obligation to update the forward-looking statements in this Form 8-K to reflect new information or events or for any other reason.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On April 14, 2004, the Company issued a press release announcing its fourth quarter and year-end 2003 operating results. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.








         Neither the information in this report nor the information in the attached press release shall be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          INTERPLAY ENTERTAINMENT CORP.



April 14, 2004             /S/ HERVE CAEN
                          ---------------------------------
                          Herve Caen
                          Chief Executive Officer and
                          Interim Chief Financial Officer